Exhibit 99.906 CERT

CERTIFICATION

I, Wilfred Small, Principal Executive Officer/President of Ardian Access LLC (the “Registrant”), and I, Aymeric Lepeu, Principal Financial Officer/Treasurer of the Registrant, each certify to the best of their knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Ardian Access LLC	Ardian Access LLC

/s/ Wilfred Small		/s/ Aymeric Lepeu
Wilfred Small		Aymeric Lepeu
Date:	6/8/2026	Date:	6/8/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.